UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 14, 2018, S&W Seed Company (the "Company") entered into a Fifth Amendment Agreement (the "Amendment"), amending the Company's Credit and Security Agreement, dated as of September 22, 2015 (as amended, the "Credit Agreement"), with KeyBank National Association ("KeyBank").

The Amendment, among other things:

  increases the Company's borrowing base under the Credit Agreement in respect of eligible inventory to the lesser of (i) up to 75% (increased from 65% pursuant to the Amendment) of the lower aggregate of the cost or market value of the inventory and (ii) up to 90% of the appraised net orderly liquidation value of the inventory;
  excludes from the borrowing base the amount of any customer prepayment the Company may receive in respect of eligible inventory; and
  includes the Company's inventory located in Canada as eligible inventory for purposes of calculating the Company's borrowing base, subject to the Company meeting certain conditions related to KeyBank's first priority security interest in the Canadian inventory.

Except as modified by the Amendment, all terms and conditions of the Credit Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: March 15, 2018